Exhibit 107.1

Calculation of Filing Fee Table

Form S-3

(Form Type)

The Marygold Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Aggregate Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities (1)
Fees to be paid	-	-	-	-	-	-	-		-	-	-	-	-
Fees previously paid	-	-	-	-	-	-	-		-	-	-	-	-
Carried Forward Securities (3)
Carried Forward Securities	Equity	Common Stock $0.01 par value per share	Rule 415(a)(6)	(1)	(2)	(1) (2)
Carried Forward Securities	Equity	Preferred stock, $0.001 par value per share	Rule 415(a)(6)	(1)	(2)	(1) (2)
Carried Forward Securities	Other	Warrants	Rule 415(a)(6)	(1)	(2)	(1) (2)
Carried Forward Securities	Other	Units	Rule 415(a)(6)	(1)	(2)	(1) (2)
Carried Forward Securities	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)	Rule 415(a)(6)	(3)		$100,000,000				Form S-3	333-264586	May 12, 2022	$9,270
	Total Offering Amounts					$100,000,000	$9,270	(3)
	Total Fee Previously Paid						$9,270	(3)
	Net Fee Due						$0

(1)	The securities registered consist of up to $100,000,000 (or the equivalent in another currency) of an indeterminate amount of (a) shares of common stock, (b) shares of preferred stock, (c) warrants to purchase shares of preferred stock or common stock, (d) units consisting of some or all of these securities or any combination of the foregoing securities as may be sold from time to time by the registrant. Also, there are being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, redemption, exchange, or exercise of any securities that provide for such issuance. Any securities issued hereunder may be sold separately or as units with other securities issued hereunder, including under any applicable antidilution provisions. Pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”), this registration statement shall be deemed to cover any additional number or securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions. The total amount to be registered and the proposed maximum offering price are estimated solely for purpose of calculating the registration fee pursuant to Rule 457(o).
(2)	The proposed maximum aggregate offering price per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the sale and issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.F of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities, or that are included in units.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is carrying forward in this registration statement $100,000,000 in unsold securities (“Unsold Securities”) that were previously registered under the registrant’s Registration Statement on Form S-3 (File No. 333-264586) filed with the SEC on April 29, 2022, and which became effective on May 12, 2022 (“Prior Registration Statement”), and the registration fee of $9,270 will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement. In the event that, after the filing date hereof and prior to the effective date of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.